Exhibit 99.4

Cross Country Healthcare, Inc.
Unaudited Pro Forma Condensed Combined Financial Information

On July 5, 2017, Cross Country Healthcare, Inc. (the “Company” or “CCH”) completed the acquisition of substantially all of the assets and business of Advantage RN, LLC and its subsidiaries (collectively, “Advantage”), effective July 1, 2017, pursuant to the terms of an Asset Purchase Agreement, dated as of June 13, 2017, among the Company, Advantage and certain of the members of Advantage (the “Acquisition”). The Company acquired Advantage for a purchase price of $88 million, subject to a final net working capital adjustment. At closing, the Company paid $86.8 million, net of cash acquired, using $19.9 million in available cash and $66.9 million in borrowings under its Credit Facility, including a $40 million incremental term loan. The amount paid at closing was subject to an initial net working capital adjustment of $0.6 million, and an additional $0.6 million was deferred and is due to the sellers within 20 months, less any COBRA and health care expenses incurred by the Company on behalf of the sellers. The Company expects to receive $0.8 million as a purchase price adjustment on its final net working capital settlement.

The acquisition has been accounted for in accordance with FASB ASC 805, Business Combinations, using the acquisition method. The results of Advantage’s operations will be included in the consolidated statements of operations from its date of acquisition.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 and for the six months ended June 30, 2017, gives effect to the acquisition as if the transaction had occurred at January 1, 2016. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 gives effect to the acquisition as if it had occurred on June 30, 2017. The historical information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined financial information is based on the historical financial statements of Advantage and the Company, giving effect to the transaction using the acquisition method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma condensed combined financial information. A preliminary purchase price allocation has been used to prepare the pro forma balance sheet and income statements. Other identifiable intangible assets such as trade names, databases, customer relationships, and noncompete agreements were assigned useful lives ranging between 5-12 years for the purpose of estimating amortization expense used in the pro forma adjustments. The final purchase price allocation will be determined when the Company has completed its valuation analysis and may differ materially from the preliminary allocations used in the pro forma adjustments reflected herein. The final allocations may include (1) changes in the net realizable value of accounts receivable and the fair value of property and equipment, (2) changes in the allocations to intangible assets such as trade names, databases, customer relationships, and noncompete agreements, as well as goodwill, and (3) changes in the fair values of other assets and liabilities.

The unaudited pro forma information does not purport to be indicative of the combined results of operations that actually would have taken place if transactions had occurred on such dates. The unaudited pro forma information does not reflect any cost savings or operating synergies that the combined company may achieve as a result of the acquisition or the costs to integrate the operations of Advantage with the Company.

Cross Country Healthcare, Inc.
Pro Forma Condensed Statement of Operations
(unaudited, amounts in thousands)

	Year Ended December 31, 2016

	CCH	Advantage	Pro Forma		Pro Forma
	As reported	(a)	Adjustments		Combined

Revenue from services	$833,537	$103,692	$(2,325)	(b)	$934,904
Operating expenses:
Direct operating expenses	611,802	80,239	(2,378)	(b)	689,663
Selling, general and administrative expenses	179,820	13,313	(122)	(b)	193,011
Bad debt expense	593	-	53	(b)	646
Depreciation	4,168	-	122	(b)	4,290
Amortization	5,014	-	2,745	(c)	7,759
Acquistion-related contingent consideration	814	-	-		814
Acquistion and integration costs	78	-	-		78
Restructuring charges	753	-	88	(b)	841
Impairment charge	24,311	-	-		24,311
Total operating expenses	827,353	93,552	508		921,413

Income from operations	6,184	10,140	(2,833)		13,491

Other expenses:
Gain on derivative liability	(5,805)	-	-		(5,805)
Interest expense	6,106	192	1,914	(d)	8,212
Loss on early extinguishment of debt	1,568	-	-		1,568
Other (income) expense, net	(230)	1,414	(853)	(e)	331
Income (loss) before income taxes	4,545	8,534	(3,894)		9,185
Income tax (benefit) expense	(4,186)	-	1,216	(f)	(2,970)
Consolidated net income (loss)	8,731	8,534	(5,110)		12,155
Less: Net income attributable to noncontrolling interest in subsidiary	764	-	-		764
Net income (loss) attributable to common shareholders	$7,967	$8,534	$(5,110)		$11,391

Net income per share attributable to common shareholders - Basic	$0.25				$0.35
Net income per share attributable to common shareholders - Diluted	$0.15				$0.25

Weighted average shares outstanding - Basic	32,132				32,132
Weighted average shares outstanding - Diluted	36,246				36,246

Notes to the Unaudited Pro Forma Condensed Combined Financial Information
 for the Year Ended December 31, 2016
(amounts in thousands)

(a)
Represents the audited historical results of Advantage for the period presented.
(b)
Reclassifications to conform to the Company’s statement of operations presentation.
(c)
Pro forma adjustment to record the estimated intangibles amortization expense.
(d)
Represents adjustment to: 1) exclude interest expense on debt of Advantage not assumed - $(192); and 2) include the estimated interest expense including amortization of fees for the incremental borrowings - $2,106.
(e)
Pro forma adjustment to exclude: 1) transaction-related costs - $137; 2) legal fees related to an excluded liability-$462; 3) other nonrecurring costs that will not continue post-acquisition such as stock purchase distributions and board expenses - $166; and 4) restructuring charges reclassified - $88.
(f)
Tax benefit was adjusted for the impact of amortization of indefinite-lived intangible assets and state income taxes.

Cross Country Healthcare, Inc.
Pro Forma Condensed Statement of Operations
(unaudited, amounts in thousands)

	Six Months Ended June 30, 2017

	CCH	Advantage	Pro Forma		Pro Forma
	As Reported	(a)	Adjustments		Combined

Revenue from services	$416,886	$52,526	$(1,425)	(b)	$467,987
Operating expenses:
Direct operating expenses	307,083	41,102	(1,467)	(b)	346,718
Selling, general and administrative expenses	93,836	6,855	(58)	(b)	100,633
Bad debt expense	649	-	42	(b)	691
Depreciation	2,331	-	58	(b)	2,389
Amortization	2,145	-	1,373	(c)	3,518
Acquistion-related contingent consideration	551	-	-		551
Acquistion and integration costs	587	-	(587)	(d)	-
Restructuring charges	-	-	9	(b)	9
Total operating expenses	407,182	47,957	(630)		454,509

Income from operations	9,704	4,569	(795)		13,478

Other expenses:
Gain on derivative liability	(1,581)	-	-		(1,581)
Interest expense	1,754	90	950	(e)	2,794
Loss on early extinguishment of debt	4,969	-	-		4,969
Other (income) expense, net	(59)	991	(438)	(f)	494
Income (loss) before income taxes	4,621	3,488	(1,307)		6,802
Income tax expense	1,119	-	603	(g)	1,722
Consolidated net income (loss)	3,502	3,488	(1,910)		5,080
Less: Net income attributable to noncontrolling interest in subsidiary	662	-	-		662
Net income (loss) attributable to common shareholders	$2,840	$3,488	$(1,910)		$4,418

Net income per share attributable to common shareholders - Basic	$0.08				$0.13
Net income per share attributable to common shareholders - Diluted	$0.05				$0.10

Weighted average shares outstanding - Basic	34,269				34,269
Weighted average shares outstanding - Diluted	36,250				36,250

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations
for the Six Months Ended June 30, 2017
(amounts in thousands)

(a)
Represents the unaudited historical results of Advantage for the period presented.
(b)
Reclassifications to conform to the Company’s statement of operations presentation.
(c)
Pro forma adjustment to record the estimated intangibles amortization expense.
(d)
Pro forma adjustment to exclude acquisition costs of the Company directly attributable to the transaction.
(e)
Represents adjustment to: 1) exclude interest expense on debt of Advantage not assumed - $(90); and 2) include the estimated interest expense including amortization of fees for the incremental borrowings - $1,040.
(f)
Pro forma adjustment to exclude: 1) transaction-related costs - $50; 2) legal fees related to an excluded liability-$333; 3) other nonrecurring costs that will not continue post-acquisition such as board expenses - $46; and 4) restructuring charges reclassified - $9.
(g)
Tax benefit was adjusted for the impact of amortization of indefinite-lived intangible assets and state income taxes.

Cross Country Healthcare, Inc.
Pro Forma Combined Balance Sheets as of June 30, 2017
(unaudited, amounts in thousands)

	CCH As Reported	Advantage (a)	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$33,936	$3,845	$(23,897)	(b)	$13,884
Accounts receivable, net	155,903	14,633	(367)	(c)	170,169
Prepaid expenses	6,230	266	(129)	(c)	6,367
Insurance recovery recceivable	3,197	-	-		3,197
Other current assets	1,249	189	882	(c)	2,320
Total current assets	200,515	18,933	(23,511)		195,937
Property and equipment, net	13,862	331	2	(c)	14,195
Trade names, net	35,402	-	4,500	(d)	39,902
Goodwill, net	79,648	-	44,889	(d)	124,537
Other Intangible assets, net	34,690	-	24,100	(d)	58,790
Debt issuance costs, net	-	-	-		-
Other assets	18,373	-	-		18,373
Total assets	$382,490	$19,264	$49,980		$451,734

Current liabilities:
Accounts payable and accrued expenses	$52,435	$462	$399	(e)	$53,296
Accrued employee compensation and benefits	31,073	1,903	(505)	(e)	32,471
Current portion of long-term debt, capital lease, and revolver	2,258	6,074	24,426	(f)	32,758
Other current liabilities	3,839	-	707	(e)	4,546
Total current liabilities	89,605	8,439	25,027		123,071
Noncurrent deferred tax liabilities	14,353	-	-		14,353
Long-term accrued claims	29,066	-	-		29,066
Long-term debt	35,344	1,817	34,548	(f)	71,709
Contingent consideration	4,390	-	-		4,390
Convertible notes	-	-	-		-
Other long-term liabiltities	8,084	-	-		8,084
Total liabilities	180,842	10,256	59,575		250,673
Commitments and contingencies
Stockholders' equity
Common stock	4	-	-		4
Additional paid-in-capital	303,917	-	-		303,917
Retained earnings -Expense	(101,784)	-	(587)	(g)	(102,371)
Other stockholders' equity	(1,183)	9,008	(9,008)	(h)	(1,183)
Total Cross Country Healthcare, Inc. stockholders' equity	200,954	9,008	(9,595)		200,367
Noncontrolling interest	694	-	-		694
Total stockholders' equity	201,648	9,008	(9,595)		201,061
Total liabilities and stockholders' equity	$382,490	$19,264	$49,980		$451,734

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2017
(amounts in thousands)

(a)
Represents the unaudited historical balance sheet of Advantage as of June 30, 2017.
(b)
Pro forma adjustment to exclude cash not acquired and reflect cash used in the transaction including fees for the incremental term loan.
(c)
Pro forma adjustment to remove and revalue assets and reflect estimated receivable for net working capital adjustment.
(d)
Pro forma adjustment to record the estimated fair values of intangible assets.
(e)
Pro forma adjustment to reflect: 1) excluded liabilities and holdback liabilities pursuant to the asset purchase agreement; and 2) accrued transaction expenses.
(f)
Pro forma adjustment to remove Advantage debt, which was not assumed - $(7,891), and to add the incremental borrowings, net of fees - $66,865 to fund the acquisition.
(g)
Pro forma adjustment to reflect acquisition and integration expenses.
(h)
Represents the elimination of Advantage's equity.

4